SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                    50 Plus
                 (Name of small business issuer in its charter)


      California                      8600  33-0938405
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)      Identification
                                                             Number)

                           341 Promontory Drive West
                            Newport Beach, CA 92660

            (Address and telephone number of principal executive offices)

                           --------------------------

                            341 Promontory Drive West
                             Newport Beach, CA 92660
                                 (949)675-7909

(Address of principal place of business or intended principal place of business)
                           --------------------------

                                KENNETH G. EADE
                                Attorney at Law
                           827 State Street, Suite 12
                            Santa Barbara, CA 93101
                             (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

COPIES TO:

                                KENNETH G. EADE
                                Attorney at Law
                           827 State Street, Suite 12
                            Santa Barbara, CA 93101
                             (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)
                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
[CAPTION]



TITLE OF EACH           DOLLAR              PROPOSED        PROPOSED   AMOUNT OF
CLASS OF SECURITIES     AMOUNT TO MAXIMUM   AGGREGATE  MAX. AGGREGATE  REGISTRATION FEE
<F>

Common Stock, .001 par        $ 500,000    $1.00     $500,000         $52.80

Total                         $ 500,000    $1.00     $500,000         $52.80



                                  DATED March______, 2001

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                                    50 Plus

                         500,000 shares of common stock

Up to 500,000 of the shares of common stock offered are being sold by 50 Plus. There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by 50 Plus in its discretion. 50 Plus common stock is not currently listed or quoted on any quotation medium, and may never be quoted on any quotation medium, nor may a market for 50 Plus' stock ever develop. The offering will terminate 12 months from the date of this prospectus.

                            ------------------------

The common stock offered hereby is speculative and involves a high degree of risk. See risk factors on pages 3 through 5 of this prospectus.

                             ---------------------

These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares are offered at $1.00 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to $50,000. The offering is being self-underwritten through 50Plus' officers and directors.

[CAPTION]
                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary..............................        1
Risk Factors....................................        3
     50 Plus is a development stage
     company with no operating history..........        3
     Intense competition........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................      8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16

                             ------------------------

                                PROSPECTUS SUMMARY
CORPORATE BACKGROUND

50 Plus was organized on November 30, 2000, and has not yet commenced operations. 50 Plus is a membership organization, engaged in the business of bringing products and services to women and men in the fields of fashion, cosmetics, fitness, beauty and hair, focusing on the age group of adults 50 years and over.

50 Plus is a development stage corporation, which has not yet begun its planned operations, and a market for its common stock may never develop.


                                  THE OFFERING

Common Stock Offered.........................  Up to 500,000 shares

Common Stock Outstanding after the
  Offering...................................  1,140,000 shares

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of Common Stock
offered                                        hereby involve a high degree of
                                               risk and immediate substantial
                                               dilution

Term of offering...........................12 months from date of prospectus
                                           ---------------------------------

- Figures are based on the current outstanding shares of 640,000


                              SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to November 30, 2000 and the consolidated balance sheet data at November 30, 2000 come from 50 Plus's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to November 30, 2000 come from 50 Plus's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that 50 Plus considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended November 30, 2000 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                          November 30, 2000
                                                        ---------------------
Assets: ............................................      $ 2,000
                                                          =======

Liabilities - Advances from officer ..................... $   115
                                                           ------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 30,000,000 shares,
    Issued 600,000 shares at November 30,
    2000 ..................................                   600
                                                           -------

     Total Stockholders' Equity ....................        1,400
                                                           -------
      Total Liabilities and
       Stockholders' Equity ........................      $ 2,000
                                                           =======
[CAPTION]
STATEMENT OF OPERATIONS DATA:
                                                                    Cumulative
                                                                    Since
                                                                    inception
                                                 Period ended       of
                                                 November 30,2000   Development
                                                                    Stage
                                                 ----------------   -----------
Revenues: ..................................     $   --             $   --
General and administrative Expenses: ........        115               115
                                                  -----               -----
     Net income (loss).......................     $ (115)             (115)
                                                  -----               -----
Loss per share ............................      $   --             $    -
                                                  =====               =====

              -------------------------------------------------------

                                   RISK FACTORS

50 Plus is a development stage company with no operating history, which makes it difficult to evaluate its future performance.

50 Plus' prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.

We will need to raise more capital for our operations, which may affect our success.

50 Plus anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated. However, no assurance can be given that 50 Plus will not require additional financing sooner than currently anticipated. In order to continue with its planned operations, 50 Plus is dependent upon additional equity financing. There can be no assurance that additional equity financing can be obtained.

We have no market for our stock, which may affect an investor's ability to re sell stock.

Prior to this offering, 50 Plus's common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. There also can be no assurance that 50 Plus's securities will be quoted on any recognized quotation medium. The initial public offering price of the shares has been arbitrarily determined by 50 Plus. The trading price of the securities could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.


50 Plus stock is a penny stock and is subject to regulations involving trading of penny stocks, which may make it more difficult to sell.

50 Plus's securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for 50 Plus's common stock, if such a market should develop, trading 50 Plus's common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange
Act), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in 50 Plus's securities, which could severely limit the liquidity of 50 Plus's securities and the ability of purchasers in this offering to sell such securities in the secondary market.

Management has broad discretion in deciding how to spend proceeds from this offering, which may affect our success.

The estimated net proceeds of the offering has been allocated to working capital and general corporate purposes. Accordingly, 50 Plus's management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by 50 Plus to pay salaries, including salaries of its executive officers, and for acquisitions. Although 50 Plus currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by 50 Plus, the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

                                USE OF PROCEEDS

    The net proceeds to 50 Plus from the sale of the shares of Common Stock offered hereby are estimated to be approximately $500,000. 50 Plus intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:

Use                               Amount

Offering expenses                $    5,500
Working capital                     494,500
                                 ----------
Total:                           $  500,000

The following table shows 50 Plus's use of proceeds if 10%, 25%, 50%, 75%,
and/or 100% of the shares are sold.   Further, there can be no assurance that
any shares will be sold in this offering.


                                 10%       25%        50%          75%
                                 ---       -----    ------       -------
Offering expenses           $   5,500   $  5,500  $  5,500    $    5,500
Working capital                44,500    119,500   244,500       369,500
                                ------     -----     -----      ---------
Totals:                     $  50,000   $125,000 $ 250,000    $  375,000

The allocation of the net proceeds of the Offering set forth above represents 50 Plus's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and 50 Plus's future revenues and expenditures. If any of these factors change, 50 Plus may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes web site development, rent, utilities, overhead, telephone, insurance, postage, office supplies, packing materials, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

There can be no assurance that 50 Plus will raise any proceeds at all from this offering.
                                DIVIDEND POLICY

50 Plus has never declared or paid cash dividends on its capital stock.
50 Plus currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                          NO MARKET FOR COMMON STOCK

50 Plus's common stock is not listed or quoted at the present time, and there is no present public market for 50 Plus's common stock. 50 Plus has obtained a market maker who has agreed to file an application for 50 Plus's securities to be quoted on the NASD OTC Bulletin Board(Bulletin Board), upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that 50 Plus's stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept 50 Plus's market maker's application on Form 211. Therefore, there can be no assurance that a public market for 50 Plus's common stock will ever develop.


                                    DILUTION

As of November 30, 2000, 50 Plus' net tangible book value was $1885, or $.002 per share of common stock. Net tangible book value is the aggregate amount of 50 Plus's tangible assets less its total liabilities. Net tangible book value per share represents 50 Plus's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.
After giving effect to the sale of 500,000 shares at an offering price of $1.00 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,500), 50 Plus's net tangible book value as of the closing of this offering would increase from $.002 to $..24 per share. This represents an immediate increase in the net tangible book value of $.24 per share to current shareholders, and immediate dilution of $.76 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock..............................................$1.00
Net tangible book value per share before offering..................$.002
Increase per share attributable to new investors...................$.24
Net tangible book value per share after offering...................$.24
Dilution per share to new investors................................$.76
Percentage dilution................................................  76%

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


COMPANY OVERVIEW

50 Plus was organized on November 30, 2000, and is a development stage company with no operations. 50 Plus is engaged in the business of marketing the 50 Plus(tm) program, a membership organization, through its Internet web site, tailored to the generation of adults over 50. The program is similar to that of A.A.R.P. but focuses on providing "glamour" services in the areas of beauty, self empowerment, relationship counseling, and personal growth to life experienced people, and the particular interests of the generation of adults over 50. 50 Plus's web site, www.50plusstorm.com, will acquaint the member with all of 50 Plus' products and services, which include retreats, workshops, fitness and exercise videos, music and books. No other products or services are contemplated at this time. 50 Plus' common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.


PLAN OF OPERATIONS-IN GENERAL

50 Plus markets the 50 Plus(tm) program, a membership organization, tailored to the generation of adults over 50. 50 Plus is developing a web page on the Internet which acquaints the member with all of 50 Plus's services, including retreats, workshops, books, music, and fitness and exercise videos. Membership is free at the present time. 50 Plus has financed its operations to date through the sale of its securities. 50 Plus has developed an aggressive marketing plan both on the Internet and conventionally.

During the next twelve months, 50 Plus plans to satisfy its cash requirements by additional equity financing. There can be no assurance that 50 Plus will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements. If 50 Plus is not able to raise equity capital, and it presently has no cash with which to satisfy any future cash requirements. 50 Plus will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. 50 Plus will not be able to operate if it does not obtain equity financing. 50 Plus depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that 50 Plus will be successful in raising the capital it requires. 50 Plus does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. 50 Plus does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. 50 Plus has no current material commitments. 50 Plus has generated no revenue since its inception.

50 Plus is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that 50 Plus will be successful in raising the capital it requires through the sale of its common stock.

                                     BUSINESS
Overview

50 Plus is a development stage company incorporated on November 30, 2000, which offers ways to learn to live a more fulfilling life through workshops, tours, retreats and other quality of life enhancement programs. These programs address the medical and financial aspects of midlife, combined with spiritual, emotional and creative dimensions. 50 Plus is engaged in the business of marketing the 50 Plus program, a quality of life enhancement program presented as a membership organization, geared to the generation of adults over 50. The membership program is similar to A.A.R.P., but tailored to a younger lifestyle for life-experienced people, and the particular interests of the generation of adults over 50. The goal of 50 Plus is to provide an information center for the life improvement of its members. 50 Plus is developing a web page on the Internet which will acquaint the member with all of 50 Plus's services. 50 Plus will also publish a periodic newsletter, to be distributed by e-mail. 50 Plus will offer retreats and workshops, fitness and exercise videos, books, and music, through its Internet site, www.50plusstorm.

Milestones

Upon funding of our offering, 50 Plus will begin promotion of its web site through mailings to lists of recipients who fit the age group we are targeting, as well as press releases. The cost of this effort should not exceed $3,500.00, and will be paid with funds from this offering, if any. If no funds are generated by this offering, it will be paid by contributions or loans from principals. The time to complete this phase should be within 30 days of the receipt of funds.

Our next milestone will be the development of a regular newsletter feature which will be updated monthly and e-mailed to our member list and members of the mainstream media. The development cost of approximately $1,000 will come from the proceeds of this offering, if any, or contributions from principals if no proceeds are generated from this offering. It will take approximately 60 days to organize the newsletter. Monthly update costs will be approximately $500.

As our member base grows, we will develop and sponsor our first workshop session, "Tempest Storm's glamour seminar." It will cost approximately $10,000 to organize, promote and conduct the first session, which funds will come from the offering proceeds, if any. A 120 day time frame is required to organized each of the sessions.

As the number of workshop sessions increases, the income from them will support the development of television and video tape programs for sale. At this point, we should be operating from internally generated cash flow.>

50 Plus Concept

The 50 Plus Concept was conceived by our founder, Tempest Storm. Tempset Storm has been the object of allure of American women since she first took the stage at the age of 19, and has maintained that popularity at the age of 73. Tempest now shows to her audiences of people aged 65 and over, that a vivacious, exciting life still can be had. Tempest Storm has cultivated a following of thousands of mature men and women who attend her shows and often ask after the performances Tempest's advice on maintaining appearances, cosmetics, exercise and diet. The 50 Plus(tm) concept is a program for living geared toward a maturing population. The concept is that life can be richly rewarding and fulfilling if approached with the information and techniques necessary to improve health, wealth and lifestyles as the generation of adults over 50 moves into the second half of life.

Government approval is not necessary for 50 Plus's business, and government regulations have no or only a negligible effect on their respective businesses.

50 Plus has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.

50 Plus's mailing address is 341 Promontory Drive West, Newport Beach, California. The telephone number of its principal executive office is 949-675-7909.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. 50 Plus's expectation of results and other forward looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE MARKET

The domestic market for 50 Plus' targeted age group market is approximately 75 million people. "According to the U.S. Census Bureau, America's population aged 65 and older grew by 82 percent between 1965 and 1995. Between 1980 and 1995, this population grew by 28 percent to a historical high of 33.5 million people. Currently, one in eight Americans is 65 years of age or older. And, while less than 25 percent of the population is younger than age 15, another 57 percent is aged 30 and older. Clearly, the proportion of older citizens is growing and will continue to do so with the aging of the "baby boomers." (U.S. Administration of Aging -AoA.)


Of the Total 65+ Population (33,500,000):

     Family Income       Percentage of Population      Number
     -------------       ------------------------      ------

     $15,000-24,999           26%                     8,710,000
     $25,000-34,999           20%                     6,700,000
     $35,000-49,999           16%                     5,360,000
     $50,000-74,999           12%                     4,020,000
     $75,000+                 10%                     3,350,000

     "The 75 million people born in the United States between 1946 and 1964 constitute the baby boom generation. In 1994, baby boomers represented nearly one-third of the U.S. population. Within the next 13 to 34 years, these people
will enter the 50 years and older category.   As the baby boomers begin to age,
the United States will see an unparalleled increase in the number of older persons. While one in eight Americans was 50 years of age or older in 1994, in a little more than 30 years, about one in five is expected to be in this group." (AoA).


RETREATS, PROGRAMS AND WORKSHOPS

50 Plus will conduct self-help programs, featuring noted speakers and authorities. The subjects of the workshops and seminars are physical fitness, creativity enhancement and motivational programs. These programs will consist of one-day, week-end and week-long getaways designed for members to grow mentally, physically and spiritually.

To supplement the programs and generate interest in company products, 50 Plus is establishing a web site on the Internet. 50 Plus will also offer a video magazine for syndication to cable networks, which consists of a 30 minute program, featuring in-depth interviews of authors and practitioners who will share their ideas for living a more rewarding life.


PUBLICATIONS

50 Plus will publish a monthly newsletter, published by e-mail, featuring the best of the best new ideas and approaches to learning how to enjoy life more fully and luxuriously. The latest innovations in health and fitness, books, games, foods, medications, and travel will be featured in the magazine, which 50 Plus believes will eventually be marketed by subscription and newsstand sales.

PRODUCTS

50 Plus will offer CD-ROMs containing videos, music, articles and reference materials derived from its publications, television shows, and its collection of articles, books, tapes and interviews. 50 Plus will develop and market exercise and fitness videos as well as video clips from 50 Plus's workshops and retreats. 50 Plus markets music to its members through its programs, workshops and retreats.

50 Plus' INTERNET WEB SITE

50 Plus will operate an Internet web site, www.50plusstrom.com, which provides the visitor with free news headlines, daily horoscope, stock quotes, health headlines, news features, travel news, Co-op specials, health, wellness and nutrition, workshop and retreat information. The Internet site currently offers free memberships in 50 Plus(tm), in order to gather enough members to offer discounts on travel, rental cars, and hotels.

Through the web site, 50 Plus markets self enhancement, health and nutrition and financial books and videos, tours, workshops, audio cassettes, and arts and crafts.

COMPETITION

There are many other organizations available to this target generation, the largest of which is The American Association of Retired Persons (AARP). However, 50 Plus believes that the majority of persons reaching age 50 in this generation will not be inclined to join such organizations, as it is identified with a much older membership. 50 Plus is of the opinion that the majority of persons now reaching age 50 will be less likely to join AARP than 50 Plus's organization, thinking of it as an older organization, one their parents might belong to. 50 Plus intends to offer a fresher, more polished approach, specifically targeted to the present and the needs of the generation of adults over 50, and to present the best of the best of ideas and approaches to face the challenges of life one faces during the aging process. In this respect, 50 Plus will alert its members to the best of the information provided by its competitors as part of 50 Plus's all-inclusive approach, thus benefitting from the competitive atmosphere. 50 Plus will be competing with other organizations which offer self-help books, television shows and exercise videos. There can be no assurance that other companies with greater financial resources and experience will not identify the same opportunities on which 50 Plus has decided to concentrate.


                                     PATENTS

50 Plus holds no patents for its products. 50 Plus owns the domain names, www.50plusstorm.com, www.50plusstorm.net and www.50plus.org, for its web site.

RAW MATERIALS AND PRINCIPAL SUPPLIERS AND VENDOR

There are no raw materials used in 50 Plus's services. 50 Plus uses printers for its newsletter, which services are generic in nature and 50 Plus is not under contract with any one printer. 50 Plus has not yet produced any videos or compact discs, and has no current supplier for these products.

GOVERNMENT REGULATION

Government approval is not necessary for 50 Plus's business, and government regulations have no effect or a negligible effect on their respective businesses.

EMPLOYEES

50 Plus presently employs two employees, officers and directors, Tempest Storm, who devotes her full time efforts to the business, and Edward Nelson, who devotes his part time efforts to the business of 50 Plus.

MARKETING

50 Plus is developing an Internet web site with full e commerce capabilities, which offers 50 Plus's products for sale to the Internet consumer. In addition, 50 Plus will promote its web site and its products by conventional advertising and marketing. With the proceeds of this offering, 50 Plus plans to hire a sales force and offer multi-level marketing incentives for sales.

To help achieve its sales goals, 50 Plus plans to implement an online marketing campaign. The objective will be to name awareness for 50 Plus in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. 50 Plus's online campaign will target sites that generate high traffic from Internet users who fit 50 Plus's customer profile. In order to create this market presence and increase customer awareness, 50 Plus intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure 50 Plus is listed in the top five listings on the major search engines, when a potential visitor types in key words related to software sales. Of course, there can be no assurance that 50 Plus can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. 50 Plus will review its site data to optimize its listing. Once the site data has been perfected, 50 Plus's site will be submitted to the top 75 search engines and promotional sites.

While listing a Web site with the search engines and promotional sites is a high priority for the foundation of 50 Plus's Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in 50 Plus's site. 50 Plus will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to 50 Plus's Web site.

50 Plus intends to design a professional banner and place it with various sites on a reciprocal basis, at no charge to 50 Plus. 50 Plus also plans to purchase online ad banners on highly trafficked Web sites that appeal to 50 Plus's target audience. 50 Plus will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.


LEGAL PROCEEDINGS

50 Plus is not subject to any pending litigation, legal proceedings or claims.


                                    MANAGEMENT

                 EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of 50 Plus serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

    The current executive officers, key employees and directors of 50 Plus are as follows:

Name                                    Age                   Position
----------------                        ---            -----------------------
Tempest Storm                           73             President, Director

Jay Starling                            52             Director

Edward E. Nelson                        86             Chief Financial Officer,
                                                       Secretary, Director

Tempest Storm. Tempest Storm is the President and Director of the Company. Starting at age 19, Ms. Storm began her career as an exotic dancer, which continued for 50 years to this day. From an inauspicious beginning, Ms. Storm rose to the top of her profession, including a performance at Carnegie Hall, bringing legitimacy to the art of exotic dance. Ms. Storm has appeared in the main showrooms of Las Vegas casinos and was the featured performer in "Burlesque USA" on the Home Box Office (HBO) Network, co-starring Red Buttons. She became known as the "Queen of Burlesque" and has been profiled in Time and Life Magazines and other national media. She has also appeared on numerous television and radio programs. Ms. Storm performs today and makes presentations on the secrets of beauty and youth. For example, at the "Palm Springs Follies" she attracted over 100,000 fans during her five month run. She is constantly being asked by her audience to reveal her secrets of staying young and fit.

Her experience with the public equips her to communicate the essential message of the Company of Beauty, fitness and youth for the maturity demographics.

Edward E. Nelson. Mr. Nelson is the Secretary, Chief Financial Officer and Director of Inernational Tech. Corp., and has acted in that capacity since inception. He is also the Chief Financial Officer and Director of Hazardous Waste Cleanup, 50 Plus, and Edufungames.com, since its inception in March, 2000. Since 1976, he has acted as a Mortgage banker and Consultant. From 1970 through 1976, he served as President of Coast Bank, Long Beach, California. From 1963 through 1970, he served as President of Charter Bank, Culver City, California. From 1958 through 1963, he was the President of People's Bank in Beverly Hills, California, and from 1936 through 1958, he was employed in various management positions at Bank of America. He is a graduate of the School of Banking at Rutgers University.

Jay D. Starling. Mr. Starling is a Director of 50 Plus. He is also the director of Hazardous Waste Cleanup and International Tech. Corp. From 1993 to 1999, he was President of Environmental Technologies, a Balboa Pacific Corporation division. In 1992, he coordinated superfund and other environmental programs for RAND Corporation's Institute for Civil Justice. From 1989 to 1992 he was the Director of Environmental Issues for ARCO. From 1983 through 1989, he served as Manager of Business Development, International Marketing and Project Administration for ARCO Solar, Inc. Prior to 1983, Mr. Starling served as Manager of External Affairs and Marketing Manager for Aqueonics, an ARCO Division. He also served as the Managing Partner of Loucks, Thompson and Starling, Inc. From 1976 through 1980, was consultant to the U.S. Dept. Of Energy from 1979 to 1980, a consultant to the U.S. Environmental Protection Agency from 1977 through 1990, and Director of the U.S. House of Representatives Research Committee from 1973 through 1976. Mr. Starling holds a B.A. in Political Science from UC Berkeley, 1968, an M.P.A. UC Berkeley, 1969, and a Ph.D. Management and Policy Analysis, UC Berkeley, 1973.

                              EXECUTIVE COMPENSATION

50 Plus has made no provisions for cash compensation to its officers and directors. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

                              EMPLOYMENT AGREEMENTS

50 Plus has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of 50 Plus's board of directors.

                              PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of 50 Plus's Common Stock as of November 30, 2000, by (I) each person known by 50 Plus to be the beneficial owner of more than 5% of the outstanding shares of

Common Stock, (ii) each director of 50 Plus, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                                        Shares          Percent       Percent
                                        Beneficially    Before        After
Name and Address of Beneficial Owner    Owned           Offering      Offering
------------------------------------    ------------    --------      --------

Tempest Storm                           500,000          78%          59.52%
341 Promontory Dr.
Newport Beach, CA 92660

Jay Starling                             50,000        7.81%           5.95%
Box 10845
Beverly Hills, CA 90213

Edward Nelson                            50,000        7.81%           5.95%
Box 10845
Beverly Hills, CA 90213

Officers and Directors                  600,000         100%          76.19%
as a Group


                               CERTAIN TRANSACTIONS


In connection with organizing 50 Plus, on November 30, 2000, Tempest Strom was issued 500,000 shares of common stock, and Edward El Nelson and Jay Starling were eacy issued 50,000 shares of shares of restricted common stock in exchange for services, and the business plan of 50 Plus, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Tempest Storm, Jay Starling and Edward Nelson may be deemed to be promoters of 50 Plus. No other persons are known to Management that would be deemed to be promoters.

                            DESCRIPTION OF SECURITIES

The authorized capital stock of 50 Plus consists of 30,000,000 shares of Common Stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 1,140,000 shares of Common Stock.

                                   COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of 50 Plus's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the
Company available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PENNY STOCK STATUS

If and when it creates a market for its common stock, 50 Plus's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     -Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

     - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for 50 Plus's stock.

                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is American Registrar & Transfer Co., 342 E. 900 South, P.O. Box 1798, Salt Lake City, Utah 84110.


                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, 50 Plus will have 1,140,00 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with 50 Plus), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of 50 Plus, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of 50 Plus without regard to volume limitations.

Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for 50 Plus's shares of common stock. However, 50 Plus's market maker, National Capital, has indicated that, upon successful completion of this offering, it will file an application under Rule 15c-211 for a quotation of 50 Plus's securities on the Bulletin Board. There can be no assurance that the application will be granted or that 50 Plus's securities will be quoted on any quotation medium or service. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.


                               PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by 50 Plus, which offers the Shares directly to investors through officer Tempest Storm, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in 50 Plus. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate 12 months after the date of this prospectus.

50 Plus reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.


                                  LEGAL MATTERS


The validity of the Common Stock offered hereby will be passed upon for 50 Plus by Kenneth G. Eade, Santa Barbara, California.

                                     EXPERTS

The Financial Statements of 50 Plus as of November 30, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for 50 Plus, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

 50 Plus has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

50 Plus will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


[CAPTION]

REPORT OF INDEPENDENT AUDITOR
To the Shareholders and Board of Directors
50 Plus

We have audited the accompanying balance sheet of 50 Plus (A Development Stage Company) as of November 30, 2000, and the related statements of income, stockholders' equity, and cash flows for the period November 30, 2000 (inception) through November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 50 Plus at November 30, 2000, and the results of operations and cash flows for the period November 30, 2000 (inception) through November 30, 2000, in conformity with generally accepted accounting principles.

Oxnard, California

/s/ Rogelio G. Castro
-----------------------
    Rogelio G. Castro
    November 30, 2000

[CAPTION]
                                    50 Plus
                         (A Development Stage Company)
                                 Balance sheet
                            As of November 30, 2000

ASSETS
Current Assets:                                   ------
  Cash                                            $2,000
    Total Current Assets                           2,000

TOTAL ASSETS                                      $2,000

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Advances from officer                             $  115
    Total Current Liabilities                        115
Stockholders' Equity:
  Common stocks , $.001 par value
    Authorized shares-30,000,000
    Issued and outstanding shares                 $  600
    paid in capital
    Deficit accumulated during development stage  $1,400
                                                  -------
      Total Stockholders' Equity                   2,500


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $2,115
                                                  ======

[CAPTION]
50 Plus
(A Development Stage Company)
Statement of Operations
For  the period inception to November 30, 2000



                                        November 30, 2000
                                        -----------------
Income                                  $         -
      Total  Income                               -
Operating Expenses                                -
    General and administrative expenses         115
                                                  -
      Total Expenses                            115
                                             -------
Net income (loss)                       $      (115)




[CAPTION]
                                    50 Plus
                         (a Development Stage Company)
                            Statements of Cash Flows
                  For the period ended November 30, 2000 , and
    For the period November 30, 2000  (inception) through November 30, 2000


                                             November 30, 2000
                                             -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                   $    (115)
  Adjustments to reconcile net loss to
      net cash used by operating activities:

NET CASH USED BY OPERATING ACTIVITIES             (115)

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from officer 115
  Stocks issued for cash                         2,000
                                             ------------
NET CASH PROVIDED  BY FINANCING ACTIVITIES       2,115

INCREASE (DECREASE) IN CASH                      2,000

BEGINNING CASH                                       -
                                             -------------
ENDING CASH                                     $2,000
                                             =============

50 Plus
(A Development Stage Company)
Statement of Stockholders' Equity
For the period November 30, 2000 (inception) through November 30, 2000


                                        Number                                     Deficit
                                        of                Common         Paid      Accumulated
                                        Shares            Stock          in        During
                                        Outstanding       at Par Value   Capital   Development
                                                                                   Stage
                                        -----------       ------------   -------   ------------
Stock issued for cash                     600,000         $    600      $ 1,400

Net Loss - November 30, 2000                                                       $  (115)

                                        -----------       ------------   -------   ------------
Balance at November 30, 2000              600,000     $    600      $ 1,400      $(115)



[CAPTION]
50 Plus
Notes to Financial Statements

NOTE 1.   Description of the Business and Summary of Significant Accounting
      Policies

Description of the Business

The Company was incorporated under the laws of the state California on November 30, 2000. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California. The Company has been in the development stage since its inception on November 30, 2000, and is in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7). Planned principal operations have yet not commenced.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A. Basis: The Company uses the accrual method of accounting.

B. Cash and cash equivalents: The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.

C. Loss per share: Net loss per share is provided in accordance with Statement of Financial Accounting Standards NO. 128 "Earnings per share." Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of November 30, 2000, the company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

D. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates

E. Year End: The company has adopted November 30 as its fiscal year end.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by FBI or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus. Until __________, 2001 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.


------------------------------------------------------------------------------
------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY 50 Plus OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary..............................        1
Risk Factors....................................        3
     50 Plus is a development stage
     company with no operating history..........        3
     Intense competition........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4
     Federal Import Tax.........................        5
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16

                                     50 Plus

                          500,000 SHARES OF COMMON STOCK

                                 -------------

                                   PROSPECTUS

                                 -------------

                              March______, 2001

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of 50 Plus' officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

50 Plus' Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. 50 Plus' By-laws also contain a provision for the indemnification of 50 Plus' directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $   53
Printing and engraving expenses................................  $  400
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $2,920
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $  180
                                                                 ----------
    Total......................................................  $5,500

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


The following securities were issued by 50 Plus within the past three years and were not registered under the Securities Act.

In connection with organizing 50 Plus, on November 30, 2000, Tempest Strom was issued 500,000 shares of common stock, and Edward El Nelson and Jay Starling were eacy issued 50,000 shares of shares of restricted common stock in exchange for services, and the business plan of 50 Plus, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Tempest Storm, Jay Starling and Edward Nelson may be deemed to be promoters of 50 Plus. No other persons are known to Management that would be deemed to be promoters.



ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.2                    Amendment to Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of Common Stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                             (including  consent)
       6.1                    Specimen of Stock Certificate
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit 5.1)
                            ------------------------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company hereby undertakes to:

    - File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

- Include any prospectus required by Section 10(a)(3) of the Securities Act;

        - Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       - Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    - Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of 50 Plus pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, 50 Plus has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by 50 Plus of expenses incurred or paid by a director, officer or a controlling person of 50 Plus in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    -For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by 50 Plus under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    -For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      II-6

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on February 10, 2001.


                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     50 Plus

      /s/ Tempest Storm
 By______________________________________________
 Tempest Storm, President and Director
 Date: February 10, 2001


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    /s/ Tempest Storm
 ____________________________________________________
 Tempest Storm, President/Director
 Date: February 10, 2001

   /s/ Edward Nelson
_____________________________________________________
EDWARD NELSON, Chief Financial Officer and Director
Date: February 10, 2001

     /s/ Jay Starling
____________________________________________________
Jay Starling, Director
Date: February 10, 2001

[CAPTION]
Exhibit 3(a)
2203300
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF California
ARTICLES OF INCORPORATION
November 30, 2000

DEAN HELLER
SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF 50 Plus

FIRST: The name of the corporation is: 50 Plus

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of this corporation's initial agent for service of process is:

KENNETH G. EADE, 827 State Street, Suite 12, Santa Barbara, California 93101.

FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
FIFTH: This corporation is authorized to issue only one class of shares of stock, all common; and the total number of shares which this corporation is authorized to issue is 30 Million (30,000,000).

I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my own act and deed.

Executed November 30, 2000 at Newport Beach, California.

 /s/ Roy E. Nelson
 __________________________
 ROY E. NELSON

EXHIBIT 3(b)
BY-LAWS OF 50 Plus

BY-LAWS -OF-
50 Plus
ARTICLE I - OFFICES
The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waives of notice of such meetings.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

     Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The president shall be the chief executive officer of the Corporation.
ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:
(a) The certificates representing the shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (I) the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in corporation to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined;

or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board of Directors, it is proper so to do.


Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, or such other person as the Board of Directors may authorize.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII-FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII-CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS
Section 1 - By Shareholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2 -By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, or less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE X - INDEMNITY


(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer of employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

     The undersigned incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation.

Dated: November 30, 2000

                                   /s/ Tempest Storm
                                   -------------------------
                                        Director

[CAPTION]
Exhibit 4.1
SPECIMEN OF COMMON STOCK CERTIFICATE

50 Plus

[________]NUMBER                                              SHARES[________]
                      INCORPORATED UNDER THE LAWS OF THE STATE OF California
                30,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE


  COMMON STOCK                                     CUSIP
                                        SEE REVERSE FOR CERTAIN
                                        DEFINITIONS
THIS CERTIFIES THAT

Is the RECORD HOLDER OF ______________ SHARES OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF 50 Plus TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF CALIFORNIA, AND TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

[SEAL OF 50 Plus}

/s/ TEMPEST STORM                                      /s/ EDWARD E. NELSON
- -----------------------                            ---------------------
President                                            Secretary

               COUNTERSIGNED
               AMERICAN REGISTRAR & TRANSFER CO.
               342 E. 900 South
               P.O. Box 1798
               Salt Lake City, Utah 84110



               By: ^^Richard M. Day^^


 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common           UNIF GIFT MIN ACT - ____Custodian____
TEN ENT  - as tenants by the entireties                     (Cust)      (Minor)
JT TEN   - as joint tenants with right            under Uniform Gifts to Minors
           of survivorship and not as             Act ________________________
               tenants in common                                    (State)

             Additional abbreviation may also be used though not in above list.

             FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

__________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________________________________________________

__________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,   ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

[CAPTION]
EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

February 10, 2001

Board of Directors
50 Plus
827 State Street, Suite 12
Santa Barbara, CA 93101

Re: 50 Plus

Gentlemen:

The undersigned is counsel for 50 Plus. I have been requested to render an opinion on the tradeability of the 500,000 shares of 50 Plus proposed to be sold pursuant the 50 Plus's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed 50 Plus's Registration on Form SB-2, 50 Plus's Form 10SB, company articles of incorporation and by laws and other corporate documents. All representations made to me in 50 Plus documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. 50 Plus is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by 50 Plus have been reserved and, when issued, will be duly and properly approved by 50 Plus's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in 50 Plus's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE

[CAPTION]
EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of the independent accountant's report dated November 30, 2000 and the related statements of income, stockholder's equity, and cash flows for the years then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.


ROGER G. CASTRO
Roger G. Castro
Certified Public Accountant

Oxnard, California
November 30, 2000

EXHIBIT
[CAPTION]
SUBSCRIPTION AGREEMENT
50 Plus
341 Promontory Drive West
Newport Beach, CA 92660

Gentlemen:

The undersigned has read and understands the matters set forth in your prospectus dated March______, 2001. The undersigned represents as set forth below and subscribes to purchase ________Shares at $1.00 per Share, for
$_______________, subject to your acceptance of this subscription.   There is
no minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_____
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of or Partnership Signer

__________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security